CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated March 23, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the completion of development activities and commencement of planned principal operations), relating to the financial statements of Cole Credit Property Trust II, Inc. and its subsidiaries appearing in the Post-Effective Amendment No. 5 to Registration Statement No. 333-121094 on Form S-11.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

November 13, 2006